UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2018

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

MacroGenics, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders on May 17, 2018. A total of 28,971,270 shares of the Company's common stock were present or represented by proxy at the meeting, which represented approximately 78% of the Company's 37,022,921 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 23, 2018. Stockholders considered the three proposals outlined below, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2018.

Proposal 1. The election of three nominees to serve as Class II directors, each for a term of three years. All director nominees were elected. The voting results were as follows:

Nominees	For	Withheld
Kenneth Galbraith	26,046,765	181,489
Scott Jackson	26,142,047	86,207
David Stump, M.D.	26,046,618	181,636

Proposal 2. The ratification of the appointment by the audit committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2018. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
28,888,670	78,598	4,002	—

Proposal 3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our annual meeting proxy statement. Stockholders approved the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
25,787,036	432,673	8,545	2,743,016

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018	MACROGENICS, INC.
	By:	/s/Jeffrey Peters Jeffrey Peters Vice President and General Counsel